RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT (the “Agreement”) dated as of  May 18, 2005, and with an effective date of May 18, 2005 (“Effective Date”) between Markland Technologies, Inc. (including, as the context may require, its subsidiaries, the “Company”), a Florida corporation, and Joseph Mackin, (the “Employee”), located in Quincy, Massachusetts 02169.

WHEREAS, the Employee was a selling shareholder in the Company’s acquisition of EOIR Technologies, Inc. (“EOIR”), on June 30, 2004 and

WHEREAS, in connection with the Company’s acquisition of EOIR, the Employee was granted options to purchase 1,250,286 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), at a price of $.3775 per share (the “Options”); and

WHEREAS, subsequent to the granting of the Options, changes to the United States Internal Revenue Code have rendered such discounted options economically unfeasible; and

WHEREAS, the Company and the Employee wish to cancel the Options and issue to the Employee and equal number of shares of Common Stock.

NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.

Definitions.  As used in this Agreement, the following terms shall have the following meanings:

Cause:  Grantee’s (i) conviction or plea of guilty or nolo contendere to a criminal charge (except for parking violations, occasional minor traffic violations or other similar isolated minor violations); (ii) material breach of any provision ofnthis Agreement which reasonably could be expected to be materially injurious to the business or operations of the Company (monetarily or otherwise); (iii) breach of the provisions of the Employee Proprietary Information and Non-Competition Agreement between Grantee and the Company’s wholly owned subsidiary EOIR Technologies, Inc., a Virginia corporation (“EOIR”); (iv) engagement in willful and material misconduct, including willful and material failure to perform the Grantee’s duties; or (v) commission of fraud, misappropriation or embezzlement in connection with the Company’s business.

Disability:  The inability of Grantee to substantially perform his duties to the Company as a result of Grantee’s incapacity due to illness or physical disability.

Good Reason:  With respect to any termination of Grantee’s Service by Grantee, any of the following reasons: (i) the Company commits a material breach of the terms of this Agreement, (ii) any termination or reduction of a material benefit under any benefits plan in which Grantee participates unless (1) there is substituted a comparable benefit prior to such termination or reduction or (2) benefits under such plan are terminated or reduced with respect to all employees previously granted benefits thereunder or (iii) without Grantee’s consent, the Company assigns Grantee any duties materially inconsistent with Grantee’s title, materially diminishes Grantee’s responsibilities or adversely and materially alters Grantee’s reporting responsibilities or Grantee’s title, except in connection with termination of Grantee’s Service; provided, however, that Grantee notifies the Company in writing of any such act or omission within 30 days of such act or omission and the Company shall not have remedied the same within 30 days from the date of such notice.

Normal Retirement.  Retirement in good standing from active employment with the Company and its affiliates in accordance with the retirement policies of the Company and its affiliates the in effect.

Permanent Disability:  A Disability which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, after its commencement, and is determined in good faith to be total and permanent by the Board following consultation with reputable medical or health experts selected by the Board.

Qualified Sale:  The sale of all or substantially all of assets or issued and outstanding capital stock of the Company, or merger or consolidation involving the Company in which stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of surviving corporation or entity representing more than fifty percent in voting power of capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation.

Service:  Service as an employee, officer or director of, or a consultant or advisor to, the Company or its successors.

Shares:  The shares of Common Stock issued to Grantee hereunder and any other securities of the Company which may be issued in exchange for or in respect of such shares of Common Stock, whether by way of stock split, stock dividend, combination of shares, reclassification, recapitalization, reorganization or any other means.

Unvested Shares:  Any Shares that are not Vested Shares.

Vested: Released from the Company’s Forfeiture Right (as defined in Section 5(a)).

Vested Shares:  Any Shares that have vested in accordance with Section 5(b).

2.

Cancellation of Options.  Those certain options to purchase 1,250,286 shares Common Stock at a price of $0.3775 per share issued to the Employee on or about June 30, 2004 in connection with the Company’s acquisition of EOIR, shall be and hereby are forfeited and cancelled.

3.

Grant of Shares.  The Company hereby grants to Grantee, and Grantee hereby accepts from the Company, 1,250,286 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”).  Grantee and the Company hereby agree that such shares are granted as compensation and in connection with the entry of Grantee and EOIR in to an employment agreement .

4.

Representations of Grantee.  Grantee understands that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), and represents to the Company, and agrees that the Company is entitled to rely on such representations, as follows:

(a)

Grantee understands that the Shares have not been registered under the Act, or registered or qualified under the securities or “Blue Sky” laws of any jurisdiction, and are being sold pursuant to exemptions contained in the Act and exemptions contained in other applicable securities or “Blue Sky” laws.  Grantee understands further that the Company’s reliance on these exemptions is based in part on the representations made by Grantee in the Agreement.  In this connection, Grantee represents and warrants that the offer and sale of the Shares were made solely in Massachusetts.

(b)

Grantee understands the term “accredited investor” as used in Regulation D promulgated under the Act and represents and warrants to the Company that he is an “accredited investor” for purposes of acquiring the Shares. The nature and amount of Grantee’s investment in the Shares is consistent with Grantee’s investment objectives, abilities, and resources.  Grantee understands that the Shares are an illiquid investment, which will not become freely transferable by reason of any “change of circumstances” whatever.  Grantee has adequate means of providing for Grantee’s current needs and possible contingencies and has no need for liquidity in Grantee’s investment.

(c)

Grantee is acquiring the Shares for Grantee’s own account for investment, and not for, with a view to, or in connection with the resale or distribution thereof.  Grantee has no present intention to sell, hypothecate, distribute or otherwise transfer the Shares or any portion thereof or any interest therein.

(d)

Grantee understands that the Shares will constitute “restricted securities” within the meaning of Rule 144 promulgated under the Act and that, as such, the Shares must be held indefinitely unless they are subsequently registered under the Act or unless an exemption from the registration requirements thereof is available.

(e)

In connection with Grantee’s acquisition of the Shares, Grantee accepts the condition that the Company may maintain “stop transfer” orders with respect to the Shares and that each certificate or other document evidencing the Shares will bear conspicuous legends in substantially the form set forth in Section 7 of this Agreement.

(f)

Grantee has consulted Grantee’s attorney or accountant with respect to Grantee’s acquisition of the Shares.  Grantee has fully investigated the Company and its business and financial condition and has knowledge of the Company’s current activities.  Grantee has fully examined the Company’s public filings with the Securities and Exchange Commission.   Grantee acknowledges that the Company has granted Grantee and Grantee’s attorney or accountant access to all information about the Company which they have requested and has offered each of them access to all further information which they deemed relevant to an investment decision with respect to the Shares.  Grantee and Grantee’s attorney or accountant have had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning such information and the Company’s financial condition and prospects.

5.

Restrictions on Transfer.  The following restrictions on transfer of the Shares shall apply:

(a)

Securities Laws.  Except for the forfeiture of Unvested Shares to the Company as contemplated by Section 6, no Shares, nor any interest therein, may be sold, assigned, pledged or otherwise transferred at any time or under any circumstances unless the Shares proposed to be transferred have been registered under the Act and qualified under applicable state securities laws, or (ii) the Company has received, or agreed to waive, an opinion of counsel acceptable to the Company to the effect that such transfer may be effected without registration under the Act or qualification under the securities laws of relevant states and the proposed transferee has made such representations and agreements as the Company shall require to assure compliance with the Act and such laws.

(b)

Unvested Shares.  Except for forfeitures of Unvested Shares to the Company as contemplated by Section 6, no Shares, nor any interest therein, may be sold, assigned, pledged or otherwise transferred until such Shares shall have Vested as defined in Section 6.

(c)

Remedies.  No sale, assignment, pledge or other transfer of Shares shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Section 4 have been duly complied with.  In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

(d)

Lock-Up.  Grantee agrees that for a period of up to 90 days from the effective date of any registration of securities of the Company (upon written request of the Company or the underwriters managing any underwritten offering of the Company’s securities), he will not sell, make any short sale or loan of, grant any option for the purchase of, or otherwise dispose of any Shares held by him without the prior written consent of the Company or such underwriters, as the case may be.

(e)

Termination of Restrictions.  Section 5(d) shall terminate immediately prior to the consummation of a Qualified Sale.

6.

Forfeiture of Unvested Shares.

(a)

Forfeiture upon Termination.  In the event of the termination of Grantee’s Service by Grantee for any reason other than Good Reason or Normal Retirement, or the termination of Grantee’s Service by the Company for Cause, upon the date of such termination (the “Termination Date”) all the Unvested Shares shall be forfeited to the Company.  As a result of any forfeiture of Unvested Shares pursuant to this Section 6(a), the Company shall become the legal and beneficial owner of the Unvested Shares being forfeited and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by Grantee.

(b)

Vesting.

(i)

The Shares (or some portion of the Shares) will become vested on the first day on which a registration statement covering the Shares (or a corresponding portion thereof) has been declared effective by the Securities and Exchange Commission; provided, however, that the vesting of Shares on any such vesting date shall be conditioned upon Grantee’s continuing Service with the Company from the date hereof through such vesting date.  Fractional shares shall be rounded down to the nearest whole share.

(ii)

Notwithstanding Section 6(b)(i), all Shares shall be deemed to have vested immediately prior to: (A) the consummation of a Qualified Sale; (B) termination of Grantee’s Service by the Company without Cause; (C) termination of Grantee’s Service by Grantee for Good Reason or Normal Retirement; or (D) the death or Permanent Disability of Grantee.

7.

Custody of Certificates.  In order to facilitate the exercise of the Forfeiture Provision, the Company or its counsel may hold all certificates representing Unvested Shares, together with an adequate number of undated and otherwise blank stock powers executed by Grantee.  The Company shall have the right to cause transfers of Unvested Shares to be effected pursuant to Section 5.  After any Shares become Vested Shares, the Company shall, upon request of Grantee, deliver to Grantee a certificate or certificates representing such Vested Shares.

7.

Legends.  Each certificate representing Shares shall prominently bear legends in substantially the following forms:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION.  THEY MAY NOT BE OFFERED OR SOLD WITHOUT AN OPINION OF COUNSEL TO THE CORPORATION TO THE EFFECT THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION, AND FILINGS IN ALL APPLICABLE JURISDICTIONS.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK.  THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OF STOCK OR SERIES OF ANY CLASS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION.  THE CORPORATION WILL FURNISH A COPY OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND REACQUISITION RIGHTS PURSUANT TO THE TERMS OF A RESTRICTED STOCK GRANT AGREEMENT, AS AMENDED FROM TIME TO TIME, BETWEEN THE OWNER OF THIS CERTIFICATE AND THE CORPORATION.  THE CORPORATION WILL FURNISH A COPY OF THIS AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

8.

Miscellaneous.

(a)

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, representations and proposals, written or oral, relating to such subject matter, including the Non-Statutory Stock

Option granted to the Grantee on or about June 30, 2004, which Option the parties hereby terminate as of the date hereof.

(b)

Amendments.  Neither this Agreement nor any provision hereof may be changed or modified except by an agreement in writing executed by Grantee and on behalf of the Company.

(c)

Binding Effect of the Agreement.  This Agreement shall inure to the benefit of, and be binding upon, the Company, Grantee and their respective estates, heirs, executors, transferees, successors, assigns and legal representatives.

(d)

Provisions Severable. In the event that any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby.  Any invalid, illegal or unenforceable provision of this Agreement shall be severed, and after any such severance, all other provisions hereof shall remain in full force and effect.

(e)

Notices.  All notices under this Agreement shall be effective (i) upon personal or facsimile delivery, (ii) two business days after deposit in the United States mail as registered or certified mail postage fully prepaid, or (iii) one business day after pickup by any overnight commercial courier service, in each case sent or addressed to the Company at its principal office and to Grantee at his record address as carried in the stock records of the Company or at such other address as he may from time to time designate in writing to the Company.

(f)

Construction.  A reference to a Section shall mean a Section of this Agreement unless otherwise expressly stated.  The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

(g)

No Employment Agreement.  This Agreement shall not be construed as an agreement by the Company to employ Grantee, nor is the Company obligated to employ Grantee by reason of this Agreement or the issuance of the Shares to Grantee.

(h)

Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.  Grantee consents to jurisdiction and venue in any state or federal court in The Commonwealth of Massachusetts for the purposes of any action relating to or arising out of this Agreement or any breach or alleged breach hereof, and to service of process in any such action by certified or registered mail, return receipt requested.

(i)

Disposition of Shares; Transfer to Nominee or Designee.  Any Shares forfeited to the Company hereunder may be disposed of by it in such manner as it deems appropriate with or without restrictions on the transfer thereof, and the Company may require their transfer to a nominee or designee as part of any forfeiture of the Shares from Grantee.

(k)

Withholding Taxes.  Grantee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the grant of the Shares to Grantee.  Grantee agrees that he shall, no later than the date as of which the value of any portion of the Shares first becomes includable in the gross income of the Grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect such income.  The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(l)

Arbitration.  Any dispute or controversy arising in connection with this Agreement shall be determined and settled by arbitration in Boston, Massachusetts by a panel of three members who shall be selected, and such arbitration shall be conducted, in accordance with the commercial arbitration rules of the American Arbitration Association.  Any award rendered therein shall be final and binding upon the parties hereto and their legal representatives and judgment upon any such award may be entered in any court having jurisdiction thereof.  Each party shall bear its own expenses, including fees and disbursements of its attorneys, accountants, and financial experts, and the parties shall each pay 50% of all arbitration fees and expenses of the arbitrators.

(j)

Pursuant to Plan.  This grant of Restricted Stock shall be subject in every respect to the provisions of the Company’s 2004 Stock Incentive Plan (the “Plan”), as amended from time to time, which is incorporated herein by reference and made a part hereof.  The Grantee hereby accepts this grant of Restricted Stock subject to all the terms and provisions of the Plan and agrees that (i) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (ii) all decisions under and interpretations of the Plan by the Board of Directors of the Company or the Committee, as defined in the Plan, shall be final, binding and conclusive upon the Grantee and his heirs and legal representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Grant Agreement as of the date first above written.

Markland Technologies, Inc.

By: /s/ Robert Tarini

Name: Robert Tarini

Title:

Chief Executive Officer

GRANTEE:

/s/ Joseph P. Mackin

Joseph P. Mackin